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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-91039, 333-68876, 333-44563, 333-37209, 333-35719, 333-27483, 333-24585, 333-10235, and Form S-8 Nos. 333-47932, 333-47934, 333-83077, 333-83079, 333-62461, 333-62459, 333-38815, 333-38813, 333-38811, 333-24597, 333-10653 and 333-10651) of SICOR Inc. and the related prospectuses of our report dated February 13, 2002 (except for the second paragraph of the Preferred Stock section of Note 9, as to which the date is March 15, 2002), with respect to the consolidated financial statements and schedule of SICOR Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      /s/ ERNST & YOUNG LLP

San Diego, California
March 26, 2002

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors